UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2015

DUNKIN’ BRANDS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35258	20-4145825
(Commission File Number)	(IRS Employer Identification Number)
130 Royall Street
Canton, Massachusetts 02021
(Address of registrant’s principal executive office)
(781) 737-3000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On February 26, 2015, Dunkin’ Brands Group, Inc. (the “Company”), The J. M. Smucker Company and Keurig Green Mountain, Inc. issued a joint press release announcing an expansion of their partnership to include the manufacturing, marketing, distribution and sale of Dunkin’ Donuts single-serve K-Cup packs at retailers across the U.S. and Canada, and online. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.
Conference Call
The Company will be holding a conference call on Thursday, February 26, 2015, at 4:00 p.m. ET to discuss this announcement. Paul Carbone, Chief Financial Officer, will host the call. The dial-in number is (866) 393-1607 or (914) 495-8556, conference number 94010176. The Company will broadcast the conference call live over the Internet at http://investor.dunkinbrands.com. A replay of the conference call will be available on the Company’s website at http://investor.dunkinbrands.com.
The information contained in this report, including the exhibits attached hereto, are being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press Release of Dunkin’ Brands Group, Inc., The J.M. Smucker Company and Keurig Green Mountain, Inc. dated February 26, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Nigel Travis
Nigel Travis
Chairman and Chief Executive Officer
Date: February 26, 2015